[JAMES C. MARSHALL, CPA, PC LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion of our audit of the balance sheet of FirstCAI, Inc. as of September 30, 1999 as part of this Form 10-SB.


                                        /s/ James C. Marshall, CPA, PC


Scottsdale, Arizona
October 26, 1999